UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2020 (January 7, 2020)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 HaToKhen Street

Caesarea North Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC
Warrants to purchase Common Stock	DRIOW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2020, the Board of Directors of DarioHealth Corp., or the Company, appointed Richard Anderson, 50, to serve as its President and General Manager of North America, effective as of January 13, 2020. In addition, on January 7, 2020, the Board of Directors of the Company relieved Mr. Olivier Jarry from his role as President and Chief Commercial Officer of the Company and reassigned him to serve as Senior Vice President of Strategy and Business Development.

From November 2003 to December 2019, Mr. Anderson worked for Catasys, Inc. (Nasdaq: CATS), where he served as President and Chief Operating Officer from July 2008 to December 2019, and as a member of its board of directors from November 2003 to July 2019. Prior to Catasys, Inc., Mr. Anderson served as Senior Executive Vice President of Hythiam, Inc., a predecessor company of Catasys, Inc., from 2005 to 2008. From 1999 to 2005, he also served as Chief Financial Officer and Secretary of Clearant, Inc., a biotechnology company. Prior to Clearant, from 1999 to 2001, he served as the Chief Financial Officer and Managing Director of Intellect Capital Group, a venture consulting firm. Earlier in his career, Mr. Anderson was a Senior Manager/Director for Price Waterhouse Cooper. Mr. Anderson holds a Bachelor of Arts in Business Economics from the University of California at Santa Barbara.

In connection with Mr. Anderson’s appointment, the Company agreed to pay Mr. Anderson an annual base salary of $335,000. Mr. Anderson shall also be subject to a six-month non-competition and one-year non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions. Mr. Anderson will also be entitled to certain expense reimbursements and other standard benefits, including vacation and sick leave. In addition, Mr. Anderson will be entitled to receive an annual incentive bonus of up to $250,000, subject to certain milestones and performance targets. In addition, and in conjunction with his appointment as President and General Manager of North America, the Company agreed to issue Mr. Anderson a stock option to purchase up to 90,000 shares of common stock at a future date and at the discretion of the Company’s Board of Directors.

Except as otherwise set forth herein, there is no arrangement or understanding between Mr. Anderson and any other person pursuant to which he was appointed as President and General Manager of North America and there are no transactions in which Mr. Anderson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2020	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary